Exhibit 24.1

POA for S-4

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Natasha R. Luddington and Daniel R. Stolzer, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of a Registration Statement on Form S-4 of Fulton Financial Corporation (the “Registrant”) relating to Fulton Financial Corporation common stock to be issued in the merger of Prudential Bancorp, Inc. with and into Fulton Financial Corporation (the “Merger”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors and/or an officer of the Registrant, to the Form S-4 and such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate, together with all exhibits thereto, and to any and all amendments thereto and to any other documents filed with the Commission, as fully and for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as dated below.

Board of Director Signatures

Jennifer Craighead-Carey	James R. Moxley

Lisa Crutchfield	Curtis J. Myers

Denise L. Devine	Scott A, Snyder

Steven S. Etter	Ronald H. Spair

Carlos E. Graupera	Mark L. Strauss
George W. Hodges	Ernest J. Waters

George K. Martin	E. Philip Wenger